Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-200596, 333-210067, 333-218463, 333-267726, 333-268841, 333-268843 and 333-274400) and on Form S-8 (No. 333-193141) of Plains GP Holdings, L.P. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2024